EXHIBIT 11(b)
SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Bailard, Biehl & Kaiser Opportunity Fund Group, Inc. on behalf of: The Bailard, Biehl & Kaiser Cognitive Value Fund (Cognitive Value Fund), the Bailard, Biehl & Kaiser Enhanced Growth Fund (Enhanced Growth Fund), the Bailard, Biehl & Kaiser International Equity Fund (International Equity Fund) and the Bailard, Biehl & Kaiser Bond Opportunity Fund (Bond Opportunity Fund) ("registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended September 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ P. M. Hill
Peter Molyneux Hill
Title: Chairman
Date: 11/19/04

/s/ Barbara Vaughan Bailey
Barbara Vaughan Bailey
Title: Treasurer & Chief Compliance Officer
Date: 11/19/04

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.